EXHIBIT 99(a)


                            LAFAYETTE BANCORPORATION
                               Lafayette, Indiana

                        CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998


                                    CONTENTS


REPORT OF INDEPENDENT AUDITORS

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF INCOME

CONSOLIDATED STATEMENTS OF CHANGES IN
 SHAREHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



--------------------------------------------------------------------------------

                                                                              1.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Lafayette Bancorporation
Lafayette, Indiana

We have audited the accompanying consolidated balance sheets of Lafayette Bancorporation as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lafayette Bancorporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with generally accepted accounting principles.


Crowe, Chizek and Company LLP
Indianapolis, Indiana
January 25, 2001


--------------------------------------------------------------------------------

                                                                              2.

                            LAFAYETTE BANCORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999
                          (Dollar amounts in thousands)

--------------------------------------------------------------------------------

                                                                                2000            1999
                                                                              ---------       ---------
ASSETS
Cash and due from banks                                                       $  26,452       $  28,287
Interest-bearing deposits in other financial institutions                        21,820              83
Federal funds sold                                                               25,200           2,200
                                                                              ---------       ---------
     Total cash and cash equivalents                                             73,472          30,570

Securities available-for-sale                                                    78,857          79,722
Securities held-to-maturity (fair value
  $4,580 and $4,709)                                                              4,484           4,712
Loans held for sale                                                               5,949           3,174
Loans                                                                           537,725         489,070
Less:  Allowance for loan losses                                                 (5,071)         (4,618)
                                                                              ---------       ---------
     Net loans                                                                  532,654         484,452

FHLB stock, at cost                                                               2,200           1,897
Premises, furniture and equipment, net                                           11,353          10,583
Intangible assets                                                                13,007          13,747
Accrued interest receivable and other assets                                     19,171          16,292
                                                                              ---------       ---------
         Total assets                                                         $ 741,147       $ 645,149
                                                                              =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Noninterest-bearing deposits                                             $  70,866       $  63,206
     Interest-bearing demand and savings deposits                               230,984         229,302
     Interest-bearing time deposits                                             276,447         229,739
                                                                              ---------       ---------
         Total deposits                                                         578,297         522,247

     Short-term borrowings                                                       55,572          27,273
     FHLB advances                                                               35,737          30,027
     Note payable                                                                11,550          12,950
     Accrued interest payable and other liabilities                               7,190           6,867
                                                                              ---------       ---------
         Total liabilities                                                      688,346         599,364

Shareholders' equity
     Common stock, no par value:  5,000,000 shares
       authorized; 3,953,616 and 3,586,140 shares issued and outstanding          3,954           3,586
     Additional paid-in capital                                                  38,024          32,886
     Retained earnings                                                           11,086          11,269
     Accumulated other comprehensive income                                        (263)         (1,956)
                                                                              ---------       ---------
         Total shareholders' equity                                              52,801          45,785
                                                                              ---------       ---------
              Total liabilities and shareholders' equity                      $ 741,147       $ 645,149
                                                                              =========       =========

--------------------------------------------------------------------------------

                             See accompanying notes.


                                                                              3.

                            LAFAYETTE BANCORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                  Years ended December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

                                                           2000           1999          1998
                                                         --------       --------       -------
INTEREST INCOME
     Loans, including related fees                       $ 46,620       $ 38,520       $29,810
     Taxable securities                                     3,318          3,831         3,217
     Tax exempt securities                                  1,664          1,529           991
     Other                                                    784            510           707
                                                         --------       --------       -------
         Total interest income                             52,386         44,390        34,725


INTEREST EXPENSE
     Deposits                                              23,016         18,024        14,906
     Short-term borrowings                                  1,773          1,358           712
     Other borrowings                                       2,616          2,161         1,345
                                                         --------       --------       -------
         Total interest expense                            27,405         21,543        16,963
                                                         --------       --------       -------

NET INTEREST INCOME                                        24,981         22,847        17,762

Provision for loan losses                                   1,200          1,060           980
                                                         --------       --------       -------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        23,781         21,787        16,782

Noninterest income
     Fiduciary activities                                   1,187          1,134           964
     Service charges on deposit accounts                    1,880          1,581         1,309
     Net realized gain/(loss) on securities                   (12)          (144)            6
     Net gain on loan sales                                   659            942         1,255
     Other service charges and fees                         1,042            923           727
     Investment product commissions                           758            318           357
     Other                                                    311            371           298
                                                         --------       --------       -------
         Total noninterest income                           5,825          5,125         4,916

Noninterest expense
     Salaries and employee benefits                        10,681          9,836         8,206
     Occupancy, net                                         1,247          1,073           891
     Equipment                                              1,731          1,314         1,054
     Intangible amortization                                  740            597            81
     Other                                                  4,777          4,714         3,378
                                                         --------       --------       -------
         Total noninterest expenses                        19,176         17,534        13,610
                                                         --------       --------       -------

INCOME BEFORE INCOME TAXES                                 10,430          9,378         8,088

Income taxes                                                3,514          3,027         2,711
                                                         --------       --------       -------
NET INCOME                                               $  6,916       $  6,351       $ 5,377
                                                         ========       ========       =======

Basic earnings per share                                 $   1.75       $   1.61       $  1.36
                                                         ========       ========       =======

Diluted earnings per share                               $   1.74       $   1.57       $  1.34
                                                         ========       ========       =======

--------------------------------------------------------------------------------

                             See accompanying notes.


                                                                              4.

                            LAFAYETTE BANCORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  Years ended December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

                                                                                   Accumulated
                                                      Additional                       Other                      Total
                                          Common        Paid-in      Retained     Comprehensive    Treasury    Shareholders'
                                          Stock        Capital       Earnings         Income         Stock        Equity
                                          -----        -------       --------         ------         -----        ------
Balance, January 1, 1998                $  2,174       $ 24,555      $ 11,927        $    (90)     $    (97)    $ 38,469
    Comprehensive income
      Net income                                                        5,377                                      5,377
      Change in net unrealized
        gain/ (loss) on securities
        available-for-sale                                                                 48                         48
                                                                                                                --------
          Total comprehensive
            income                                                                                                 5,425

    Issue 2,825 shares under
     stock option plan                         2             67                                                       69
    10% Stock dividend,
      217,640 shares                         218          7,998        (8,216)                                        --
    Cash dividends
      ($.34 per share)                                                 (1,341)                                    (1,341)
    Purchase 188 treasury shares                                                                         (8)          (8)
                                        --------       --------      --------        --------      --------     --------
Balance, December 31, 1998                 2,394         32,620         7,747             (42)         (105)      42,614
    Comprehensive income
      Net income                                                        6,351                                      6,351
      Change in net unrealized
        gain/ (loss) on securities
        available-for-sale                                                             (1,914)                    (1,914)
                                                                                                                --------
          Total comprehensive
            income                                                                                                 4,437

    Issue 11,884 shares under
     stock option plan                        12            266                                                      278
    3-2 stock split,
      1,200,738 shares                     1,201                       (1,201)                                        --
    Cash dividends
      ($.39 per share)                                                 (1,540)                                    (1,540)
    Purchase 105 treasury shares                                                                         (4)          (4)
    Retire 20,517 treasury shares            (21)                         (88)                          109           --
                                        --------       --------      --------        --------      --------     --------
Balance, December 31, 1999                 3,586         32,886        11,269          (1,956)           --       45,785
    Comprehensive income
      Net income                                                        6,916                                      6,916
      Change in net unrealized
        gain/ (loss) on securities
        available-for-sale                                                              1,693                      1,693
                                                                                                                --------
          Total comprehensive
                  income                                                                                           8,609

    Issue 8,448 shares under
     stock option plan                         9            108                                                      117
    10% Stock dividend
     359,043 shares                          359          5,030        (5,393)                                        (4)
    Cash dividends
     ($.43 per share)                                                  (1,706)                                    (1,706)
                                        --------       --------      --------        --------      --------     --------

BALANCE, DECEMBER 31, 2000              $  3,954       $ 38,024      $ 11,086        $   (263)     $     --     $ 52,801
                                        ========       ========      ========        ========      ========     ========

--------------------------------------------------------------------------------


                             See accompanying notes.


                                                                              5.

                            LAFAYETTE BANCORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 2000, 1999 and 1998
                          (Dollar amounts in thousands)

--------------------------------------------------------------------------------

                                                                 2000            1999           1998
                                                                 ----            ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                $  6,916       $  6,351        $  5,377
     Adjustments to reconcile net income to net
       cash from operating activities
         Depreciation                                             1,339             948            646
         Net amortization                                           722             726            311
         Provision for loan losses                                1,200           1,060            980
         Net realized (gain)/loss on securities                      12             144             (6)
         Net realized (gain) loss on sale of
              other real estate                                      (5)             --            (43)
         Change in assets and liabilities
              Loans originated for sale                         (56,201)        (67,547)       (86,291)
              Loans sold                                         53,426          74,459         83,845
              Accrued interest receivable
                and other assets                                 (4,410)         (1,947)        (1,402)
              Accrued interest payable
                and other liabilities                               323           1,314            446
                                                               --------        --------       --------
                  Net cash from operating activities              3,322          15,508          3,863

CASH FLOWS FROM INVESTING ACTIVITIES
     Change in interest-bearing balances with
         other financial institutions                                --             671           (671)
     Purchase of securities available-for-sale                  (86,815)       (172,049)       (54,270)
     Proceeds from sales of securities available-for-sale        82,375          56,027          3,592
     Proceeds from maturities of securities
       available-for-sale                                         8,119         109,826         40,176
     Purchase of securities held-to-maturity                         --          (2,000)        (2,532)
     Proceeds from maturities of securities
       held-to-maturity                                             229           2,160          2,906
     Loans made to customers, net of payments collected         (49,452)        (78,085)       (41,804)
     Purchase of Federal Home Loan Bank stock                      (303)           (358)          (297)
     Property and equipment expenditures                         (2,109)         (3,578)        (2,416)
     Proceeds from sales of other real estate                       470              --            251
                                                               --------        --------       --------
         Net cash from investing activities                     (47,486)        (87,386)       (55,065)

--------------------------------------------------------------------------------

                                   (Continued)


                                                                              6.

                            LAFAYETTE BANCORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                  Years ended December 31, 2000, 1999, and 1998
                          (Dollar amounts in thousands)
--------------------------------------------------------------------------------

                                                                 2000             1999           1998
                                                                 ----             ----           ----
CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposit accounts                            $ 56,050        $  9,686       $ 40,351
     Cash received in branch acquisition for
       liabilities assumed, net of assets acquired                   --          45,266             --
     Net change in short-term borrowings                         28,299          10,871         (3,970)
     Proceeds from other borrowings                              22,000          30,000          4,800
     Payments on other borrowings                               (17,690)        (10,877)          (832)
     Common stock issued                                            117             278             69
     Dividends paid                                              (1,706)         (1,540)        (1,341)
     Purchase of fractional shares from stock dividend               (4)             --             --
     Purchase of treasury stock                                      --              (4)            (8)
                                                               --------        --------       --------
         Net cash from financing activities                      87,066          83,680         39,069
                                                               --------        --------       --------

Net change in cash and cash equivalents                          42,902          11,802        (12,133)

Cash and cash equivalents at beginning of year                   30,570          18,768         30,901
                                                               --------        --------       --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                       $ 73,472        $ 30,570       $ 18,768
                                                               ========        ========       ========

Supplemental disclosures of cash flow information
     Cash paid during the period for
         Interest                                              $ 26,882        $ 20,765       $ 16,824
         Income taxes                                             3,405           3,168          2,939

Non-cash investing and financing activities
     Loans transferred to other real estate                    $     50        $    465       $     --
     See also Note 18 regarding 1999 branch acquisition.

--------------------------------------------------------------------------------

                             See accompanying notes.


                                                                              7.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include the accounts of Lafayette Bancorporation (Corporation) and its wholly owned subsidiary, Lafayette Bank and Trust Company (Bank), after elimination of significant intercompany transactions and accounts.

The Corporation provides financial services to its customers, primarily commercial and retail banking and trust services, with operations conducted through its main office and 16 branches located in Tippecanoe, White, and Jasper Counties in Indiana. The majority of the Corporation's revenue is derived from commercial and retail business lending activities and investments. Although the overall loan portfolio is diversified, the economy of Tippecanoe County is heavily dependent on Purdue University, one of the area's largest employers, and the economy of White and Jasper County is heavily dependent on the agricultural industry. The majority of the Bank's loans are secured by specific items of collateral including business assets, real property and consumer assets.

Use of Estimates: Management must make estimates and assumptions in preparing financial statements that affect the amounts reported therein and the disclosures provided. These estimates and assumptions may change in the future and future results could differ from these estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses, the fair value of securities and other financial instruments, and the determination and carrying value of impaired loans.

Securities: Securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are reported at fair value, with unrealized gains or losses included in other comprehensive income.

Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings.

Loans Held for Sale: The Bank sells certain fixed-rate first mortgage loans in the secondary market on a servicing-released basis. Mortgage loans held for sale are carried at the lower of cost or estimated market value determined on an aggregate basis.


--------------------------------------------------------------------------------

                                   (Continued)


                                                                              8.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans: Interest on real estate, commercial and most installment loans is accrued over the term of the loans based on the principal outstanding. The recognition of interest income is discontinued when, in management's judgment, the interest will not be collectible in the normal course of business. Loans are evaluated for non-accrual when the loan is impaired or payments are past due over 90 days. Interest received is recognized on the cash basis or cost recovery method until qualifying for return to accrual status. Accrual is resumed when all contractually due payments are brought current and future payments are reasonably assured. The Bank defers loan fees, net of certain direct loan origination costs. The net amount deferred is reported in the balance sheet as part of loans and is recognized into interest income over the term of the loan using a method which approximates a level-yield.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.

Loan impairment is recognized if a loan's full principal or interest payments are not expected to be received. Loans considered to be impaired are reduced to the present value of expected future cash flows using the loans' existing rate or to the fair value of collateral if repayment is expected solely from the collateral, by allocating a portion of the allowance for loan losses to such loans. Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential real estate loans secured by one to four family residences and installment loans to individuals for household, family and other personal expenditures. Commercial and agricultural loans are evaluated individually for impairment.

Premises, Furniture and Equipment: Premises, furniture and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized over the estimated useful lives of the assets, principally on the straight-line method.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Holding costs after acquisition are expensed.


--------------------------------------------------------------------------------

                                   (Continued)


                                                                              9.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Long-term Assets: These assets are reviewed for impairment when events indicate their carrying amounts may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance. The Bank retains possession of and control over pledged securities.

Intangibles: Intangibles include goodwill and core deposit intangibles. Goodwill is amortized on the straight-line method over 15 to 25 years, and core deposit is amortized on an accelerated method over 10 years. Intangibles are assessed for impairment based on estimated undiscounted cash flows, and written down if necessary.

Stock Compensation: Expense for employee compensation under stock option plans is based on Opinion 25, with expense reported only if options are granted below market price at grant date. Pro forma disclosures of net income and earnings per share are provided as if the fair value method of Financial Accounting Standard No. 123 were used for stock-based compensation.

Income Taxes: Deferred tax liabilities and assets are determined at each balance sheet date. They are measured by applying enacted tax laws to future taxable income or expense resulting from differences in the financial statement and tax basis of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Earnings Per Share: Basic earnings per share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and dividends through the date of issue of the financial statements.

Statement of Cash Flows: Cash and cash equivalents are defined to include cash on hand, amounts due from banks, and federal funds sold. The Corporation reports net cash flows for customer loan transactions, deposit transactions, and short-term borrowings.


--------------------------------------------------------------------------------

                                   (Continued)


                                                                             10.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments: Financial instruments include credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are now such matters that will have a material effect on the financial statements.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

Industry Segments: Internal financial information is primarily reported and aggregated in three lines of business, banking, mortgage banking and trust services.

New Accounting Pronouncements: Beginning January 1, 2001, a new accounting standard will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard on January 1, 2001 did not have a material effect on the financial statements.

Reclassifications: Some items in the prior financial statements were reclassified to conform to the current presentation.


--------------------------------------------------------------------------------

                                   (Continued)


                                                                             11.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES

The amortized cost and fair values of securities are as follows at December 31, 2000:

                                                             Gross         Gross
                                              Amortized   Unrealized     Unrealized      Fair
                                                Cost         Gains         Losses        Value
                                                ----         -----         ------        -----
SECURITIES AVAILABLE-FOR-SALE

     U.S. Government and its agencies         $ 4,201      $    10       $    (18)      $ 4,193
     Obligations of states and political
       subdivisions                            30,880          418           (286)       31,012
     Corporate obligations                      3,953           48             --         4,001
     Mortgage-backed and other
       asset-backed securities                 37,699           58           (652)       37,105
     Other securities                           2,560          515           (529)        2,546
                                              -------      -------       --------       -------

                                              $79,293      $ 1,049       $ (1,485)      $78,857
                                              =======      =======       ========       =======

SECURITIES HELD-TO-MATURITY

     Obligations of states and political
       subdivisions                           $ 4,484      $    98       $     (2)      $ 4,580
                                              =======      =======       ========       =======

The amortized cost and fair values of securities are as follows at December 31, 1999:

                                                              Gross         Gross
                                              Amortized   Unrealized     Unrealized      Fair
                                                Cost         Gains         Losses        Value
                                                ----         -----         ------        -----
     SECURITIES AVAILABLE-FOR-SALE

     U.S. Government and its agencies         $ 5,207      $    --       $   (202)      $ 5,005
     Obligations of states and political
       subdivisions                            28,785           10         (1,527)       27,268
     Corporate obligations                      2,000           --            (27)        1,973
     Mortgage-backed and other
       asset-backed securities                 44,402           35         (1,549)       42,888
     Other securities                           2,567           21             --         2,588
                                              -------      -------       --------       -------

                                              $82,961      $    66       $ (3,305)      $79,722
                                              =======      =======       ========       =======

SECURITIES HELD-TO-MATURITY

     Obligations of states and political
       subdivisions                           $ 4,712      $    40       $   (43)       $ 4,709
                                              =======      =======       ========       =======

Gross gains of $2, $35 and $6 and gross losses of $14, $179 and $0 were realized on sales of securities available-for-sale in 2000, 1999 and 1998.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             12.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

The amortized cost and estimated market value of securities at December 31, 2000, by contractual maturity, are shown below. Securities not due at a single maturity date are shown separately.

                                       Available-for-Sale        Held-to-Maturity
                                       ------------------        ----------------
                                      Amortized      Fair      Amortized     Fair
                                        Cost         Value       Cost        Value
                                        ----         -----       ----        -----
Due in 1 year or less                 $    --      $    --      $  415      $  415
Due after 1 year through
  5 years                               6,805        6,826       1,353       1,394
Due after five years through
  10 years                             10,730       10,754       1,632       1,686
Due after 10 years                     24,059       24,172       1,084       1,085
                                      -------      -------      ------      ------
    Subtotal                           41,594       41,752       4,484       4,580
Mortgage-backed and other asset-
  backed securities                    37,699       37,105          --          --
                                      -------      -------      ------      ------

    Total                             $79,293      $78,857      $4,484      $4,580
                                      =======      =======      ======      ======

Securities with a carrying value of $57,405 and $28,206 at December 31, 2000 and 1999 were pledged to secure public deposits and repurchase agreements. See Note 8 regarding additional securities pledges.

At December 31, 2000 and 1999, mortgage-backed securities include collateralized mortgage obligations (CMO's) and real estate mortgage investment conduits (REMIC's) with an amortized cost of $17,295 and $20,256 and fair value of $16,753 and $19,144, all of which are issued by U.S. Government agencies. At December 31, 2000 and 1999, approximately $8,481 and $8,432 are variable rate, with the remainder fixed rate.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             13.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 3 - LOANS

Loans are comprised of the following as of December 31:

                                                                      2000         1999
                                                                      ----         ----
     Commercial and agricultural loans                             $215,087      $192,760
     Real estate construction                                        54,768        47,375
     Residential real estate loans                                  212,190       197,181
     Installment loans to individuals                                50,696        51,754
     Commercial paper                                                 4,984            --
                                                                   --------      --------

         Total                                                     $537,725      $489,070
                                                                   ========      ========

Non-performing loans consist of the following at December 31:

                                                                      2000         1999
                                                                      ----         ----

     Loans past due 90 days or more                                $  1,052      $    584
     Non-accrual loans                                                2,718           622
     Restructured loans                                                  55           114
                                                                   --------      --------

         Total                                                     $  3,825      $  1,320
                                                                   ========      ========

Information regarding impaired loans is as follows:
                                                                      2000         1999
                                                                      ----         ----
     Year-end impaired loans
         With no allowance for loan losses allocated               $     25      $     70
         With allowance for loan losses allocated                     5,151           576
     Amount of the allowance allocated                                1,658           151

     Average balance of impaired loans during the year                2,885           697
     Interest income recognized during impairment                        55             3
     Cash-basis interest income recognized                               41             3

The Bank had $34 and $14 of loans on non-accrual at December 31, 2000 or 1999 that management did not deem to be impaired.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             14.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

Certain directors and officers of the Corporation and Bank were customers of the Bank in the ordinary course of business. Loan activity with these related parties is as follows:

     Balance as of January 1, 2000                                      $   989
     Change in persons included                                              --
     New loans                                                              231
     Loan payments                                                         (310)
                                                                        -------

     Balance as of December 31, 2000                                    $   910
                                                                        =======


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is as follows:

                                                  2000        1999        1998
                                                  ----        ----        ----

Balance, January 1                              $ 4,618     $ 4,241     $ 3,464
Provision charged to operations                   1,200       1,060         980
Loans charged-off                                  (877)       (829)       (411)
Recoveries on loans previously charged-off          130         146         208
                                                -------     -------     -------

Balance, December 31                            $ 5,071     $ 4,618     $ 4,241
                                                =======     =======     =======


NOTE 5 - PREMISES, FURNITURE AND EQUIPMENT

A summary of premises, furniture and equipment by major category follows:

                                                            2000          1999
                                                            ----          ----

Land                                                     $    870      $    870
Buildings and improvements                                  8,782         8,468
Leasehold improvements                                      1,786         1,296
Furniture and equipment                                     9,781         9,922
                                                         --------      --------
    Total                                                  21,219        20,556
Accumulated depreciation                                   (9,866)       (9,973)
                                                         --------      --------

Premises, furniture and equipment, net                   $ 11,353      $ 10,583
                                                         ========      ========


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             15.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 6 - INTEREST-BEARING TIME DEPOSITS

Time deposits of $100 or greater totaled $53,514 and $38,665 at December 31, 2000 and 1999.

At December 31, 2000, the scheduled maturities of time deposits are as follows:

                2001                                     $ 147,135
                2002                                        89,613
                2003                                        34,173
                2004                                         2,633
                2005                                         2,401
                Thereafter                                     492
                                                          --------

                                          Total          $ 276,447
                                                         =========


NOTE 7 - SHORT-TERM BORROWINGS

Short-term borrowings are comprised of the following at year-end:

                                                            2000          1999
                                                            ----          ----

Balance of repurchase agreements outstanding              $ 54,275      $ 24,645
Balance of treasury tax and loan open-end note               1,297         2,628
                                                          --------      --------

    Total short-term borrowings                           $ 55,572      $ 27,273
                                                          ========      ========

At December 31, 2000 and 1999, the Corporation had $1,054 and $240 in related party repurchase agreements.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             16.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 8 - FHLB ADVANCES AND NOTE PAYABLE

FHLB advances and note payable outstanding at December 31 consist of the following:

                                                                                      2000          1999
                                                                                      ----          ----

     Federal Home Loan Bank advances; annual principal payments; various maturities with final maturity May 15, 2008; interest payable monthly at various fixed interest rates from 5.45% - 6.82%; secured by a blanket pledge of the Bank's obligations of the U.S. Government and U.S. Government
     agencies and one-to-four family residential mortgage loans.                    $  8,737      $  9,527

     Federal Home Loan Bank advances; principal callable one year from date of advance and quarterly thereafter, otherwise, principal payments due at maturity, with final maturities in 2002 and 2010; interest payable monthly at various fixed interest rates from 4.98%-6.20%; secured by a blanket pledge of the Bank's obligations of the U.S. Government and U.S. Government
     agencies and one-to-four family residential mortgage loans.                      27,000        20,500
                                                                                    --------      --------
         Total FHLB advances                                                          35,737        30,027

     Note payable to Northern Trust Company; quarterly principal payments of
     $350 required; matures March 31, 2006; interest payable monthly at a variable rate, which is currently 8.28% based on the Federal Funds rate plus an applicable margin based on the Corporation's existing capital ratios; obligation is unsecured but subject to various covenants, including defined minimum return on average assets, tangible net worth, capital ratios, loan loss allowance to non-performing loans ratio, and maximum non-performing assets. At year-end, the Corporation was in compliance with
     all covenants.                                                                   11,550        12,950
                                                                                    --------      --------
         Total                                                                      $ 47,287      $ 42,977
                                                                                    ========      ========

Annual principal payments required are as follows:

                     2001                                                           $    2,155
                     2002                                                                7,399
                     2003                                                                4,426
                     2004                                                                1,479
                     2005                                                                1,485
                     Thereafter                                                         30,343
                                                                                    ----------

                         Total FHLB advances and note payable                       $   47,287
                                                                                    ==========



--------------------------------------------------------------------------------

                                  (Continued)


                                                                             17.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 9 - EMPLOYEE BENEFIT PLANS

The following sets forth the defined benefit pension plan's funded status and amount recognized in the balance sheet at December 31 (amounts computed as of September 30, 2000 and 1999):

                                                         2000               1999
                                                         ----               ----
     Change in benefit obligation:
         Beginning benefit obligation                 $ 12,626         $ 12,240
         Service cost                                      783              647
         Interest cost                                     928              812
         Actuarial (gain) loss                            (503)            (648)
         Benefits paid                                    (520)            (425)
                                                      --------         --------
         Ending benefit obligation                      13,314           12,626

     Change in plan assets, at fair value:
         Beginning plan assets                          16,603           15,199
         Actual return                                     258            1,829
         Employer contribution                              --               --
         Benefits paid                                    (520)            (425)
                                                      --------         --------

         Ending plan assets                             16,341           16,603
                                                      --------         --------

     Funded status                                       3,027            3,977
     Unrecognized net actuarial (gain) loss               (382)          (1,134)
     Unrecognized prior service cost                        19               20
     Unrecognized transition asset                        (631)            (782)
                                                      --------         --------

     Prepaid benefit cost                             $  2,033         $  2,081
                                                      ========         ========

The components of pension expense and related actuarial assumptions were as follows.

                                              2000         1999          1998
                                              ----         ----          ----

     Service cost                          $    783      $    647      $    612
     Interest cost                              928           812           803
     Expected return on plan assets          (1,513)       (1,386)       (1,341)
     Amortization of prior service cost           2             2             2
     Amortization of transition asset          (151)         (151)         (151)

                                           --------      --------      --------

                                           $     49      $    (76)     $    (75)
                                           ========      ========      ========

     Discount rate on benefit obligation       7.50%         7.50%         6.75%
     Long-term expected rate of return
       on plan assets                          9.25          9.25          9.25
     Rate of compensation increase             4.00          4.00          4.00

At December 31, 2000 and 1999, the plan's assets include Lafayette Bancorporation common stock of $582 and $1,028. At December 31, 2000 and 1999 the plan's assets also included Lafayette Bank and Trust Company certificates of deposit of $436 and $421.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             18.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 9 - EMPLOYEE BENEFIT PLANS (Continued)

The Bank maintains a retirement savings plan covering substantially all employees. The plan requires employees to complete one year of service and be 21 years of age before entering the plan. The plan allows for Bank contributions at an annually determined matching percentage of the first 4% of employee salary contributions, as well as an annual discretionary contribution. Total 401(k) contributions charged to expense were $161, $140 and $116 for 2000, 1999 and 1998.

The Bank maintains a deferred compensation plan for the benefit of certain directors. Under the plan, the Bank agrees, in return for the directors deferring the receipt of a portion of their current compensation, to pay a retirement benefit computed as the amount of the compensation deferred plus accrued interest at a variable rate. Accrued benefits payable totaled $1,289 and $1,049 at December 31, 2000 and 1999. Deferred compensation expense was $106 for 2000, and $90 for 1999 and 1998. In conjunction with the plan formation, the Bank purchased life insurance on the directors. In November 2000 the Bank purchased $2,995 in additional life insurance coverage. The cash surrender value of that insurance is carried as an other asset on the consolidated balance sheet, and was approximately $6,834 and $3,678 at December 31, 2000 and 1999.


NOTE 10 - POSTRETIREMENT BENEFITS

The Bank sponsors a postretirement benefit plan which provides defined medical benefits. Retirees contribute an amount equal to their individual applicable premium to provide the coverage, less 30%, which is paid monthly by the Bank. Retirees must pay 100% of medical premiums for all dependent coverage. The plan is not funded and has no assets.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             19.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 10 - POSTRETIREMENT BENEFITS (Continued)

The following sets forth the plan's benefit obligation and amounts recognized in the balance sheet at December 31:

                                                             2000          1999
                                                             ----          ----
     Change in postretirement benefit obligation:
         Beginning benefit obligation                       $ 550         $ 494
         Unrecognized net actuarial (gain) loss              (159)           --
         Service cost                                          35            31
         Interest cost                                         38            34
         Benefits paid, net                                   (10)           (9)
                                                            -----         -----

         Ending benefit obligation                            454           550

     Unrecognized net gain                                    302           153
                                                            -----         -----

     Accrued benefit obligation                             $ 756         $ 703
                                                            =====         =====


Components of net periodic postretirement benefit cost as of December 31:


                                                 2000        1999          1998
                                                 ----        ----          ----

     Service cost                               $  35       $  31         $  28
     Interest cost                                 38          34            31
     Amortization of unrecognized gain            (10)        (11)          (14)
                                                -----       -----         -----

          Benefit cost                          $  63       $  54          $  45
                                                =====       =====          =====


For measurement purposes, the annual rate of increase in the per capita cost of covered health care benefits assumed was 8% for 2000, and 11.5% for 1999 and 1998, with the rate assumed to decrease to 6% over the next two years in the 2000 calculation, and to 5.5% over the next two years in the 1999 and 1998 calculation. The health care cost trend is a significant assumption. However, either an increase or decrease in the assumed health care cost trend rates by 1% in each year would affect the accumulated postretirement benefit obligation as of December 31, 2000 and the aggregate service and interest cost components of net periodic postretirement benefit cost for the year then ended by amounts not considered to be material.

The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8% for 2000, and 7% for 1999 and 1998.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             20.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 11 - STOCK APPRECIATION RIGHTS AND STOCK OPTION PLAN

The Corporation maintains an Officers' Stock Appreciation Rights Plan for granting rights to certain officers, under which all available rights have been granted. Upon exercise of a stock appreciation right, the holder may receive cash equal to the excess of the fair market value of common stock at the date of exercise over the option price. Stock appreciation rights are vested at 20% per year and must be exercised within 10 years of grant. The plan expires May 2002. Granted rights outstanding were fully vested and consisted of 38,105 at an option price of $3.66 for 2000, and 54,605 at an option price of $3.66 for 1999. In 2000, 16,500 rights were exercised when the fair market value was $23.18 per share. In 1999, 18,150 rights were exercised when the fair market value was $24.62 per share. The aforementioned amounts of rights and prices are adjusted for stock dividends and splits. Compensation expense (benefit) charged to operations in 2000, 1999 and 1998 was ($376), $14 and $450 and is based on an increase (decrease) in market value. The liability at December 31, 2000 and 1999 was $356 and $1,053.

The Corporation has established two nonqualified stock option plans to provide stock options to directors and key members of management. One plan was adopted in 1995 ("1995 Plan") and the other in 1998 ("1998 Plan"). There are no shares of common stock remaining available for grant under the 1995 Plan. The total number of shares of common stock remaining available for grant to directors and management under the 1998 Plan is 4,967 and 37,675, respectively. All shares for both plans were available for grant at a price equal to the market price of the stock at the date of grant.

Under the 1995 Plan, options granted to directors at the effective date are exercisable any time after the date of grant, and options granted to directors elected after the effective date are exercisable after two years. Under the 1998 Plan, options granted to directors at the effective date and directors elected after the effective date are exercisable after two years. Options granted to management under both plans become 20% exercisable after one year and 20% each subsequent year. Both plans are effective for five years and options must be exercised within ten years from the date of grant.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             21.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 11 - STOCK APPRECIATION RIGHTS AND STOCK OPTION PLAN (Continued)

A summary of the Corporation's stock option activity, and related information for the years ended December 31, follows (adjusted for stock dividends and splits):

                                                 ---------2 0 0 0---------         ---------1 9 9 9--------
                                                                  Weighted                         Weighted
                                                                   Average                          Average
                                                                  Exercise                         Exercise
                                                    Options         Price              Options       Price
                                                    -------         -----              -------       -----
Outstanding beginning of year                        215,337    $    13.75            227,427    $    12.89
Granted                                               20,075         15.23             14,834         24.70
Exercised                                             (9,144)        11.37            (17,166)        11.26
Forfeited                                             (8,441)        15.69             (9,758)        14.72
                                                 -----------    ----------        -----------    ----------

Outstanding end of year                              217,827    $    13.91            215,337    $    13.75
                                                 ===========    ==========        ===========    ==========

Exercisable at end of year                           159,867    $    12.94            134,309    $    12.00
                                                 ===========    ==========        ===========    ==========

Weighted average fair value per
  option granted during the year                 $     2.19                       $     3.98

Options outstanding at December 31, 2000 include 169,479 with exercise prices ranging from $10.39 to $15.23 (weighted average exercise price of $11.77) and a weighted average remaining life of 6.23 years; and 48,348 with exercise prices ranging from $17.63 to $24.70 (weighted average exercise price of $21.40) and a weighted average remaining life of 8.27 years. Options exercisable at December 31, 2000 include 127,791 with exercise prices ranging from $10.39 to $13.34 (weighted average exercise price of $11.07); and 32,076 with exercise prices ranging from $17.63 to $24.70 (weighted average exercise price of $20.39).

Pro forma information regarding net income and earnings per share has been determined as if the Corporation had accounted for its stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the years 2000, 1999 and 1998, respectively: risk-free interest rates of 6.7%, 5.4% and 5.6%; dividend yields of 3% for 2000 and 2% for 1999 and 1998, respectively; volatility factors of the expected market price of the Corporation's common stock of .24, .13 and .16; and a weighted average expected life of the options of five years for management options and two years for directors' options.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             22.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 11 - STOCK APPRECIATION RIGHTS AND STOCK OPTION PLAN (Continued)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Corporation's pro forma information follows (in thousands except for earnings per share information):

                                                   2000        1999       1998
                                                   ----        ----       ----

     Pro forma net income                        $ 6,859     $ 6,270    $ 5,242
     Pro forma earnings per share
         Basic                                   $  1.74     $ 1.59     $  1.33
         Diluted                                 $  1.72     $ 1.55     $  1.30

In future years, the pro forma effect of not applying this standard may increase if additional options are granted.


NOTE 12 - INCOME TAXES

Income taxes consist of the following:
                                                   2000        1999       1998
                                                   ----        ----       ----

     Currently payable                           $ 3,498     $ 3,004    $ 3,085
     Deferred income taxes (benefit)                   3         (50)      (385)
     Non-qualified stock option benefit
        allocated to additional paid-in capital       13          73         11
                                                 -------     -------    -------
         Total                                   $ 3,514     $ 3,027    $ 2,711
                                                 =======     =======    =======

The following is a reconciliation of statutory federal income taxes and the amount computed by applying the statutory rate of 34% to income before income taxes:


                                                   2000        1999        1998
                                                   ----        ----        ----

     Statutory rate applied to income before
       income taxes                              $ 3,546     $ 3,188    $ 2,750
     Add/(deduct)
         Tax exempt interest income                 (486)       (430)      (337)
         State tax expense (net of
          federal benefit)                           474         417        358
         Other                                       (20)       (148)       (60)
                                                 -------     -------    -------

              Total                              $ 3,514     $ 3,027    $ 2,711
                                                 =======     =======    =======


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             23.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 12 - INCOME TAXES (Continued)

The net deferred tax asset reflected in the consolidated balance sheet is comprised of the following components as of December 31:

                                                                                     2000        1999
                                                                                     ----        ----
     Deferred tax assets
         Allowance for loan losses                                                $  1,380    $ 1,053
         Accrued stock appreciation rights                                             139        417
         Accrued post-retirement benefit obligation                                    426        372
         Deferred compensation                                                         470        381
         Deferred loan fees                                                             57         42
         Net unrealized loss on securities available-for-sale                          173      1,283
                                                                                  --------    -------
              Total tax assets                                                       2,645      3,548

     Deferred tax liabilities
         Depreciation                                                                 (341)      (280)
         Net pension benefit                                                          (795)      (825)
         Intangible asset amortization                                                (186)       (93)
         Other                                                                        (248)      (162)
                                                                                  --------    -------
              Total deferred tax liabilities                                        (1,570)    (1,360)

     Valuation allowance                                                                --         --
                                                                                  --------    -------

         Net deferred tax asset                                                   $  1,075    $ 2,188
                                                                                  ========    =======

NOTE 13 - PER SHARE DATA

The following table illustrates the computation of basic and diluted earnings per share. Weighted average shares outstanding have been restated for all periods for stock splits and dividends.

                                                                2000           1999           1998
                                                                ----           ----           ----
Basic earnings per share
     Net income                                             $     6,916    $     6,351    $     5,377
     Weighted average shares outstanding                      3,950,297      3,940,024      3,940,123
                                                            -----------    -----------    -----------

         Basic earnings per share                           $      1.75    $     1.61     $      1.36
                                                            ===========    ==========     ===========

Diluted earnings per share
     Net income                                             $     6,916    $     6,351    $     5,377
     Weighted average shares outstanding                      3,950,297      3,940,024      3,940,123
     Diluted effect of assumed exercise
       of stock options                                          35,224         94,364         87,137
                                                            -----------    -----------    -----------
         Diluted average shares outstanding                   3,985,521      4,034,388      4,027,260
                                                            -----------    -----------    -----------

Diluted earnings per share                                  $      1.74    $     1.57     $      1.34
                                                            ===========    ==========     ===========


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             24.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 14 - CAPITAL REQUIREMENTS

The Corporation and Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgements by regulators. Failure to meet capital requirements can initiate regulatory action.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, the institution may be required to limit capital distributions, limit asset growth and expansion, and prepare capital restoration plans.

On March 12, 1999 the Corporation's wholly-owned subsidiary bank acquired three branches in Jasper County, Indiana. As a result of this transaction consolidated and bank-only capital levels were reduced. The Corporation borrowed $14,000 and contributed $13,000 to the Bank in order for the bank to maintain its well-capitalized status. As of December 31, 2000, the Bank was categorized as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. The Corporation was categorized as undercapitalized as of December 31, 1999, as the total capital ratio was slightly below the minimum required level for capital adequacy purposes. The Corporation returned to adequately capitalized status as of March 31, 2000 and has maintained that status through December 31, 2000. Although the Corporation's capital was slightly below the minimum at December 31, 1999, no corrective regulatory action was initiated by the banking regulatory authorities and management anticipates maintaining its adequately capitalized status in the foreseeable future.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             25.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 14 - CAPITAL REQUIREMENTS (Continued)

The actual capital amounts and ratios are presented in the following table (in millions) for the Corporation and the Bank.

                                                                                           Minimum Required To
                                                                  Minimum Required         Be Well-Capitalized
                                                                     For Capital         Under Prompt Corrective
                                                Actual            Adequacy Purposes        Action Regulations
                                                ------            -----------------        ------------------
                                            Amount   Ratio         Amount     Ratio          Amount     Ratio
                                            ------   -----         ------     -----          ------     -----
2000

Total capital to risk weighted assets
         Consolidated                       $ 45.1    8.33%        $ 43.3      8.00%         $ 54.1     10.00%
         Lafayette Bank and Trust             55.5   10.19           43.6      8.00            54.5     10.00

Tier 1 capital to risk weighted assets
         Consolidated                         40.0    7.40           21.7      4.00            32.5     6.00
         Lafayette Bank and Trust             50.5    9.26           21.8      4.00            32.7     6.00

Tier 1 capital to average assets
         Consolidated                         40.0    5.79           27.7      4.00            34.6     5.00
         Lafayette Bank and Trust             50.5    7.29           27.7      4.00            34.6     5.00

1999

Total capital to risk weighted assets
         Consolidated                       $ 38.6    7.99%        $ 38.7      8.00%         $ 48.3     10.00%
         Lafayette Bank and Trust             50.2   10.33           38.9      8.00            48.6     10.00

Tier 1 capital to risk weighted assets
         Consolidated                         34.0    7.04           19.3      4.00            29.0      6.00
         Lafayette Bank and Trust             45.6    9.38           19.4      4.00            29.1      6.00

Tier 1 capital to average assets
         Consolidated                         34.0    5.42           25.1      4.00            31.4      5.00
         Lafayette Bank and Trust             45.6    7.22           25.2      4.00            31.5      5.00

The Bank is also subject to state regulations restricting the amount of dividends payable to the Corporation. At December 31, 2000, the Bank had $7,979 of retained earnings available for dividends under these regulations.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             26.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 15 - COMMITMENTS AND CONTINGENT LIABILITIES

The Bank leases branch facilities under operating leases expiring in various years through 2007. Expense for leased premises was $281, $244 and $219 for 2000, 1999 and 1998.

Future minimum lease payments are as follows:

                     2001                                 $   282
                     2002                                     282
                     2003                                     261
                     2004                                     222
                     2005                                     161
                     Thereafter                                90
                                                          -------

                         Total                            $ 1,298
                                                          =======

In the ordinary course of business, the Bank has loans, commitments and contingent liabilities, such as guarantees and commitments to extend credit, which are not reflected in the consolidated balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policy to make such commitments as it uses for on-balance sheet items.

At December 31, off-balance sheet financial instruments whose contract amount represents credit risk are summarized as follows:

                                                              2000         1999
                                                              ----         ----

     Unused lines of credit                               $ 64,987      $ 59,753
     Commitments to make loans                               7,229        10,987
     Standby letters of credit                               1,585         4,235
     Commercial letters of credit                               --            21

Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include accounts receivable, inventory, property, land and other items. These commitments are generally variable rate or carry a term of one year or less.

The cash balance required to be maintained on hand or on deposit with the Federal Reserve was $9,639 and $9,434 at December 31, 2000 and 1999. These reserves do not earn interest.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             27.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 16 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value and estimated fair values of the Corporation's financial instruments as of December 31 are as follows:

                                                -----------2 0 0 0---------        -----------1 9 9 9---------
                                                 Carrying            Fair           Carrying            Fair
                                                   Value             Value            Value             Value
                                                                     -----            -----             -----
Financial assets
   Cash and cash equivalents                    $   73,472       $   73,472        $   30,570       $   30,570
   Securities available-for-sale                    78,857           78,857            79,722           79,722
   Securities held-to-maturity                       4,484            4,580             4,712            4,709
   Loans held for sale                               5,949            6,058             3,174            3,204
   Loans, net                                      532,654          524,222           484,452          479,127
   FHLB stock                                        2,200            2,200             1,897            1,897
   Accrued interest receivable                       7,830            7,830             6,833            6,833

Financial liabilities
   Deposits                                     $ (578,297)      $ (580,115)       $ (522,247)      $ (522,033)
   Short-term borrowings                           (55,572)         (55,572)          (27,273)         (27,273)
   FHLB advances                                   (35,737)         (35,903)          (30,027)         (29,602)
   Note payable                                    (11,550)         (11,550)          (12,950)         (12,950)
   Accrued interest payable                         (2,772)          (2,772)           (2,249)          (2,249)

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. The carrying amount is considered to estimate fair value for cash and short-term instruments, demand deposits, short-term borrowings, accrued interest, and variable rate loans, deposits and note payable that re-price frequently and fully. Securities fair values are based on quoted market prices or, if no quotes are available, on the rate and term of the security and on information about the issuer. For loans held for sale, the fair value of loans held for sale is based on quoted market prices. For commercial, real estate, consumer, and other loans, fair value is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. FHLB stock is restricted in nature and is not actively traded on a secondary market and the carrying amount is a reasonable estimate of fair value. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. For FHLB advances, fair value is estimated using rates currently available to the Corporation for debt with similar terms and remaining maturities. The estimated fair value for off-balance sheet loan commitments approximates carrying value and are not considered significant to this presentation.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             28.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 17 - PARENT COMPANY STATEMENTS

Presented below are condensed balance sheets, statements of income and cash flows for the parent company:

                            CONDENSED BALANCE SHEETS
                                   December 31

                                                            2000          1999
                                                            ----          ----
ASSETS
Cash on deposit with subsidiary                           $ 1,901        $ 2,568
Investment in bank                                         63,221         57,350
Other assets                                                  265            490
                                                          -------        -------
                                                          $65,387        $60,408
                                                          =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable                                              $11,550        $12,950
Other liabilities                                           1,036          1,673
Shareholders' equity                                       52,801         45,785
                                                          -------        -------
                                                          $65,387        $60,408
                                                          =======        =======

                         CONDENSED STATEMENTS OF INCOME
                             Years ended December 31

                                                           2000       1999       1998
                                                           ----       ----       ----
OPERATING INCOME
     Dividends received from subsidiary bank             $ 3,200    $ 2,960    $1,850
     Interest income                                          74         75        26
                                                         -------    -------    ------
                                                           3,274      3,035     1,876
OPERATING EXPENSES
     Interest expense                                      1,007        749        --
     Compensation expense (benefit)                         (376)        14       450
     Other operating expenses                                119        111        93
                                                         -------    -------    ------
                                                             750        874       543

INCOME BEFORE INCOME TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF BANK                           2,524      2,161     1,333

Income tax benefit                                           215        389       205
                                                         -------    -------    ------
Income before equity in undistributed earnings of bank     2,739      2,550     1,538

Equity in undistributed earnings of bank                   4,177      3,801     3,839
                                                         -------    -------    ------

NET INCOME                                                 6,916      6,351     5,377

Other comprehensive income, net of tax                     1,693     (1,914)       48
                                                         -------    -------    ------

COMPREHENSIVE INCOME                                     $ 8,609    $ 4,437    $5,425
                                                         =======    =======    ======


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             29.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 17 - PARENT COMPANY STATEMENTS (Continued)

                       CONDENSED STATEMENTS OF CASH FLOWS
                             Years ended December 31

                                                            2000         1999         1998
                                                            ----         ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                           $  6,916    $   6,351     $  5,377
     Adjustments to reconcile net income to net cash
       from operating activities
         Amortization of deferred costs                          6            6            6
         Equity in undistributed earnings of bank           (4,177)      (3,801)      (3,839)
         Other assets and other liabilities                   (419)        (160)         466
                                                          --------    ---------     --------
              Net cash from operating activities             2,326        2,396        2,010

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from note payable                                 --       14,000           --
     Principal payments on note payable                     (1,400)      (1,050)          --
     Capital contribution to subsidiary bank                    --      (13,000)          --
     Common stock issued                                       117          278           69
     Dividends paid                                         (1,706)      (1,540)      (1,341)
     Purchase of fractional shares                              (4)          --           --
     Purchase of treasury shares                                --           (4)          (8)
                                                          --------    ---------     --------
         Net cash from financing activities                 (2,993)      (1,316)      (1,280)
                                                          --------    ---------     --------

Net change in cash and cash equivalents                       (667)       1,080          730

Cash and cash equivalents at beginning of year               2,568        1,488          758
                                                          --------    ---------     --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                  $  1,901    $   2,568     $  1,488
                                                          ========    =========     ========

NOTE 18 - BRANCH ACQUISITION

In March 1999, the Bank purchased three branches located in DeMotte, Remington, and Rensselaer, Indiana.

The fair value of assets acquired was $71,749 (consisting primarily of goodwill and core deposit intangibles of $13,510, and commercial loans, net of a $563 purchase adjustment for credit quality), the fair value of liabilities assumed was $117,015 (consisting primarily of customer deposits), and the Bank received $45,266 of cash at settlement.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             30.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 19 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                                                       2000       1999     1998
                                                       ----       ----     ----

Unrealized holding gains (losses) on
     securities available-for-sale                   $ 2,791    $(3,314)   $ 85
Less:  reclassification adjustments for gains
      and losses later recognized in income               12        144      (6)
                                                     -------    -------    ----
Net unrealized gains (losses)                          2,803     (3,170)     79
Tax effect                                            (1,110)     1,256     (31)
                                                     -------    -------    ----

Other comprehensive income                           $ 1,693    $(1,914)   $ 48
                                                     =======    =======    ====


NOTE 20 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                    Earnings per Share
                            Interest    Net Interest    Net         ------------------
                            Income      Income        Income      Basic    Fully Diluted
                            ------      ------        ------      -----    -------------
2000
     First quarter         $12,123      $6,084        $1,798      $ .46        $ .45
     Second quarter         12,878       6,297         1,807        .46          .46
     Third quarter          13,427       6,226         1,634        .41          .41
     Fourth quarter         13,958       6,374         1,677        .42          .42

1999
      First quarter        $ 9,483      $4,911        $1,519      $ .38        $ .37
      Second quarter        11,267       5,815         1,650        .42          .41
      Third quarter         11,693       6,022         1,750        .44          .43
      Fourth quarter        11,947       6,099         1,432        .37          .36

Earnings per share amounts have been restated for subsequent stock divid ends and splits.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             31.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 21 - SEGMENT INFORMATION

The Corporation's operations include three primary segments: banking, mortgage banking, and trust services. Through its banking subsidiary's locations in Tippecanoe, Jasper and White Counties, the Corporation provides traditional community banking services, such as accepting deposits and making commercial, residential and consumer loans. Mortgage banking activities include the origination of residential mortgage loans for sale on a servicing released basis to various investors. The Corporation's trust department provides both personal and corporate trust services.

The Corporation's three reportable segments are determined by the products and services offered. Loans, investments and deposits comprise the primary revenues and expenses of the banking operation, net gains on loans sold account for the revenues in the mortgage banking segment, and trust administration fees provide the primary revenues in the trust department.

The following segment financial information has been derived from the internal profitability reporting system utilized by management to monitor and manage the financial performance of the Corporation. The accounting policies of the three segments are the same as those described in the summary of significant accounting policies. The Corporation evaluates segment performance based on profit or loss before income taxes. The evaluation process for the mortgage banking and trust segments include only direct expenses, while certain indirect expenses, including goodwill, are absorbed by the banking operation. The difference between segment totals and consolidated totals are holding company amounts and income tax expense.


--------------------------------------------------------------------------------

                                  (Continued)


                                                                             32.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 21 - SEGMENT INFORMATION (Continued)


2000
----                                               Mortgage            Total
                                        Banking     Banking   Trust   Segments
                                        -------     -------   -----   --------
     Net interest income               $ 25,769      $  146  $   --   $ 25,915
     Net gain on loan sales                  --         659      --        659
     Other revenue                        3,973           6   1,187      5,166
     Non-cash items:
         Depreciation                     1,243          48      48      1,339
         Provision for loan loss          1,200          --      --      1,200
     Segment profit, before taxes        10,655          67     385     11,107
     Segment assets                     734,581       6,122     179    740,822



1999
----                                               Mortgage             Total
                                        Banking    Banking   Trust    Segments
                                        -------    -------   -----    --------
     Net interest income               $ 23,310     $  211  $   --    $ 23,521
     Net gain on loan sales                  --        942      --         942
     Other revenue                        2,959         90   1,134       4,183
     Noncash items:
         Depreciation                       868         42      38         948
         Provision for loan loss          1,060         --      --       1,060
     Segment profit, before taxes         9,328        459     390      10,177
     Segment assets                     641,132      3,325     202     644,659



1998
----                                               Mortgage             Total
                                         Banking   Banking   Trust    Segments
                                         -------   -------   -----    --------
     Net interest income                 $ 17,239  $   497    $ --    $ 17,736
     Net gain on loan sales                    --    1,255      --       1,255
     Other revenue                          2,685       12     964       3,661
     Noncash items:
         Depreciation                         594       27      25         646
         Provision for loan loss              980       --      --         980
     Segment profit, before taxes           7,636      760     209       8,605
     Segment assets                       473,019   10,224     167     483,410


--------------------------------------------------------------------------------


                                                                             32.